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                                                                   EXHIBIT 11(a)

                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors and Shareholders
AIM Equity Funds, Inc.:

We consent to the use of our reports on the AIM Aggressive Growth Fund, AIM Blue Chip Fund, AIM Capital Development Fund, AIM Charter Fund, AIM Constellation Fund, AIM Weingarten Fund (portfolios of AIM Equity Funds, Inc.) dated December 5, 1997 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.



                                        /s/ KPMG PEAT MARWICK LLP
                                        KPMG Peat Marwick LLP




Houston, Texas
February 27, 1998